Exhibit 10.9

Project Cooperation Agreement

Agreement Number:

Party A: Quanzhou Xinao Transportation Energy Development Co., Ltd.

Social credit code:

Party B: Shanghai Youxu New Energy Technology Co., Ltd.

Social credit code: 91310115MA1HBK8P4X

After friendly negotiation, Party A and Party B have reached an agreement on the promotion project of electric vehicle battery swapping mode in Quanzhou, and signed this agreement .

Article 1. definition

1.1 Electric vehicle battery replacement mode refers to the centralized storage, centralized charging and unified distribution of a large number of batteries through centralized charging stations, and battery replacement services for electric vehicles or battery charging, logistics deployment, and battery replacement services in the battery distribution station . In one.

1.2 The vehicle-electricity separation mode means that consumers no longer bundle the vehicle battery when purchasing a new energy vehicle, but only purchase the vehicle body other than the vehicle battery or lease it back after sale. The vehicle battery part will be paid by rent.

1.3 Party A : It is an operator of gas vehicle refueling (natural gas); sales, inspection and maintenance of gas facilities, equipment and gas appliances; emergency refueling services; vehicle refueling business consulting and other businesses, and intends to participate in electric vehicle replacement. Point mode of operation.

1.4 Party B: It is the creator and promoter of the electric vehicle battery swap model, and provides integrated service providers such as battery swap technology patents, battery swap information platforms, battery leasing, and battery swap car sales for the promotion of the EV battery swap model.

Article 2 Cooperation Content

2.1 Construction and operation of swapping stations. The first batch of four swap stations in Quanzhou area ( Exhibition City Station, Station 2, Station 3, Station 4 ) will be invested, constructed and operated by Party B in advance . During the trial operation period, all income will be owned by Party B, and the operating cost will be borne by Party B, and the staff will be paid by Party A. Provided by the party, each station is equipped with 4 people, and the labor cost is borne by Party B , and each person is 6,000 yuan per month. The trial operation period is 180 days from the date of trial operation. During the trial operation period, Party A may decide whether to purchase the swapping station according to the operation of each station. During the trial operation period, the basic electricity fee shall be invested by Party A first , and Party B shall pay Party A a security deposit of RMB 52,000 yuan per station ( ¥ 52,000 yuan /station ). Party B shall pay within 3 working days after receiving the official invoice issued by Party A.

2.1.1 If Party A decides to acquire the swapping station, Party A shall rely on its service experience in the public travel industry and its advantages in terms of policy guidance, land and power resources in Quanzhou to operate the swapping station. Party B is responsible for the information platform for battery swap, technical support for battery swap, revolving battery and battery bank, etc. Both parties continue to perform this agreement.

2.1.2 If Party A fails to submit a written purchase notice within 180 days, Party B shall be responsible for the operation after the trial operation period expires, and both parties shall cooperate in handling relevant transfer procedures. This Agreement shall be automatically terminated upon the expiration of the trial operation period. Party B pays Party A the rental fee of the power station site according to the standard of 12,000 yuan per station per month, and the rental fee of the box transformer is 8,000 yuan per month . The rental fee (including the site and the box transformer ) is increased by 10 % every 3 years. 8 years from the date of expiry of the trial operation period. The two parties shall sign the venue lease contract separately.

2.2 Sales of battery-swapped vehicles . Party A relies on local social resources and coordinates local Dongfeng brand dealers to vigorously promote the rental or sale of Dongfeng E70 battery-swapped electric vehicles.

2.3 Party A, as the sole partner of Party B’s E70 power exchange operation service in Quanzhou , shall not intervene in the Quanzhou market in any form without Party A’s consent.

Article 3. Construction and operation of power station

3.1 Party A relies on the advantages of policies and land, power resources, etc., selects the site reasonably, coordinates the power, and assists Party B to complete the construction of four replacement stations matching Dongfeng E70 within three months from the date of signing the contract. Negotiated and adjusted the construction plan on the release of E70 vehicles .

3.1.1 Party A shall provide the floor plan of the construction site of the swapping station, as well as the power infrastructure parameters.

3.1.2 Party A shall fully consider the power supply needs of urban new energy taxi and online car-hailing drivers , reasonably formulate a construction plan for the four swap stations, and actively coordinate and handle construction planning, environmental protection and other procedures.

3.1.3 Party B shall , in accordance with the construction plan formulated by Party A, promote the investment and construction of the replacement power station in an orderly manner. Party A has the right to adjust the construction plan according to the sales volume and delivery schedule of Dongfeng E70, so as to ensure that the battery replacement needs of Dongfeng E70 vehicles in Quanzhou area are met. .

3.2 Party B builds a power exchange station for Party A , and provides support for power exchange equipment, power exchange information platform, and power exchange technology.

3.2.1 Party B shall build the swap station according to the site plan and power infrastructure parameters provided by Party A.

3.2.2 Party B shall provide Party A with a power exchange information platform, and arrange technical personnel to train the staff of Party A’s power exchange station.

3.2.3 Party B is responsible for providing revolving batteries for the power exchange station, and according to the actual operation of the power exchange station, reasonably allocates the battery reserve quantity of each power exchange station.

Article 4. Acquisition of equipment for swapping stations

4.1 Scope of transfer:

Party B agrees to transfer all the assets of the swap station listed in Annex 1 of this contract (hereinafter referred to as “swap station assets”) to Party A, and deliver the original documents listed in Annex 2 and the test report of the equipment and facilities listed in Annex 2 together. The certificates and qualifications listed in Annex 3 are all handled by Party A by themselves. If Party B needs to cooperate in the process, Party B shall provide support.

4.2 Transfer price and payment method

4.2.1 For the transfer price, the price of the power exchange equipment in the exhibition city shall be transferred to Party A at the price of RMB 2,560,000 yuan ( excluding revolving batteries ), and the remaining three power exchange stations, and the price of the power exchange equipment not higher than RMB Two hundred and five hundred thousand yuan per block ( ¥ 2,500,000 per block) ( excluding revolving batteries) will be transferred to Party A. Infrastructure, box transformers and cables are based on the price assessed by a third-party assessment agency where the project is located, and both parties negotiate and confirm. During the trial operation, In the case that Party A cannot provide the box change, the box change shall be invested by Party B, the ownership shall be owned by Party B, and the account name shall be under the name of Party A.

4.2.2 Payment method, Party A shall pay 90% of the total price within 30 days after receiving the special value-added tax invoice issued by Party B for the full amount of the transfer of the power exchange station, and obtain the ownership of the power station, and reserve 10% as the guarantee money for the guarantee period. 1 year from the date of delivery of the equipment.

4.3 Handover of data, testing of equipment and facilities

4.3.1 Party B shall deliver to Party A the original documents listed in Annex 2 and the special report on equipment and facilities within 7 working days after receiving the agreed price in this contract.

4.3.2. Party B shall cooperate with Party A to test the equipment and facilities within 7 working days from the date of receipt of the purchase notice from Party A.

4.4 Handover of assets

4.4.1 Within 7 working days after completing the data handover and equipment testing stipulated in Article 4 of this contract, Party A and Party B shall handle the transfer of the assets of the swap station at one time . , and ensure that all equipment can be used normally without failure. During the handover, both parties shall sign a written “Data Handover Checklist”, which are all annexes to this contract.

4.4.2 The sign of the completion of the asset handover is: the signature of the “Assets Handover List”, and the date on the “Assets Handover List” is the handover date.

4.4.3 Before the transfer of assets, Party B shall settle the water charges, electricity charges, taxes and all other payable fees arising from the operation and management of the power station .

4.5 Handover of management

4.5.1 Before the handover date, the main body responsible for the operation of the swap station is still Party B. During this period, the failure of facilities and equipment, risks, liabilities and liabilities of the swap station, including but not limited to safety accidents, personal injury and property damage, and any payment to any third party, shall be borne by Party B and has nothing to do with Party A. Party B shall be responsible for compensation for any loss suffered by Party A. Party B shall settle the amount owed before the handover date. From the handover date, the risk and responsibility of the power station shall be borne by Party A.

4.5.2 From the handover date, the ownership of the swap station assets and the management right of the swap station shall be enjoyed by Party A, and the personnel assigned by Party A shall take over all the assets of the swap station and the operation and management of the swap station.

4.5.3 Both parties confirm the repurchase date, sign a safety agreement, and determine the safety responsibilities and obligations of both parties. Before signing the safety agreement, the safety responsibility shall be borne by Party B.

Article 5 Service fee and settlement method after the acquisition of the swap station

5.1 Charging standard for end users of battery swap station:

will be charged at the standard of 0.25 yuan per kilometer , measured by the taxi odometer, the end user will pay the fee through the information platform of Party B, and Party B will pay to the account designated by Party A according to the agreed settlement method. Party A’s designated collection account is ;

Party A’s designated collection account information is as follows:

Account :

Account Bank:

Account Name:

5.1.2 In the charging standard, 0.05 yuan is the battery rental fee, and 0.20 yuan is the battery replacement fee ( including the basic electricity price).

5.1.3 If the basic electricity fee or new energy electricity price is adjusted, the fee charged to the end user shall be adjusted separately by both parties.

5.2 Profit distribution

5.2.1 The charge for battery replacement is calculated by the taxi odometer, and 0.05 yuan/km is the battery rental fee, which is owned by Party B.

the electricity fee receipt issued by the local State Grid.) from the total electricity exchange revenue , 21% of the income belongs to Party B.

5.3 Battery Configuration

5.3.1 The standard for the number of revolving batteries in the battery swap station is generally 25 per station. Party B will reasonably allocate the number of batteries to meet the daily operation needs of the battery swap station according to the number of battery swap stations and the number of Dongfeng E70 put in by Party A.

5.3.2 Party B shall purchase more revolving batteries according to the requirements of Party A , and configure them to the power exchange station in excess of the standard, so that the power exchange station can charge at low peak hours and reduce charging during peak hours, thereby reducing the basic electricity price expenditure.

5.4 Income settlement

5.4.1 The settlement method adopts the T+1 method, and Party B shall pay Party A the income attributable to Party A on the previous day on a daily basis.

5.4.2 Party B shall deliver the statement of the previous month to Party A within three days after receiving the electricity bill, and Party A shall check it within 5 days after receiving it. If Party A has any objection to the statement, it shall raise it within 5 days after receiving the statement, and Party B shall check with Party A within 5 days after receiving the notice of objection , otherwise it shall be deemed as an approval of the objection. Party A and Party B shall adjust and pay according to the reconciliation results.

Party B’s designated collection account information is as follows:

Designated payment account:

Account Bank:

Account Name:

6 The service of the power exchange information platform (hereinafter referred to as the platform)

6.1 Party B provides a power exchange information platform for Party A to use at the power exchange station and open all data. Party A shall operate in strict accordance with the requirements of the power exchange information platform to provide power exchange services for Dongfeng E70 vehicles .

6.2 Charges for the power exchange information platform: Party B provides the power exchange information platform for Party A to use for 2 years free of charge. After 2 years, the fee will be charged, and Party B promises to give Party A the most favorable price.

6.3 Party B is responsible for the maintenance and upgrade of the power exchange information platform, and Party A shall actively cooperate.

6.4 Both Party A and Party B have the right to use the data of the power exchange information platform and shall not disclose it to a third party without consent.

6.5 The driver of Dongfeng E70 vehicle shall be a registered user of the platform . When accessing the online platform, Party A shall assist the user to complete the necessary identity authentication and qualification authentication, and the relevant information of the user shall be shared by both parties.

Article 7 Confidentiality

Either party to the agreement shall undertake the same confidentiality for the confidential information of the other party obtained under this agreement (including but not limited to technical secrets, business secrets, management information, resources , basic information and business secrets of the platform, etc.) and the confidential matters involved in this agreement. Without the permission of both parties to the agreement, relevant information and materials shall not be disclosed to third parties without authorization (except for fulfilling the necessary information disclosure obligations as required by law). The confidentiality obligations under this Agreement do not end with the termination of this Agreement. If economic losses are caused to the other party due to the breach of this confidentiality obligation, the corresponding losses shall be compensated .

Article 8 Party A’s Statement and Commitment

8.1 Before the signing of this contract and during the period from the signing date of this contract to the handover date, there is no situation in which all or any assets of the power exchange station must be sold, transferred or leased to a third party or any part thereof, nor is it related or affected. Swap station assets, or cause or may cause any lawsuits, claims, disputes or legal proceedings from third parties and/or original personnel; after the handover date, there is no original personnel to Party B and its affiliates to make or claim any action, claim, dispute or legal proceeding.

8.2 Party A guarantees that the swap station assets stipulated in Article 1 of this contract do not have any mortgage, pledge, lien or other form of guarantee, and will not be claimed by any third party. Seize or otherwise restrict any rights.

8.3 Party A warrants that the details of the power station assets listed in the attachment are true, complete and accurate in all aspects; all documents and certificates delivered to Party B are true, legal and valid.

8.4 Party A guarantees that the battery swap station and its ancillary facilities specified in Article 1 of this contract are in compliance with the national and industry construction and design specifications for battery swap stations, and meet and / or achieve the safety, environmental protection, All mandatory standards and requirements that must be met in terms of technology, etc.

8.5 Strictly follow the obligations stipulated in this contract and handle all the affairs stipulated in this contract.

Article 9 Party B’s Statement and Commitment

9.1 Party B fully possesses the right and capacity to sign and perform this contract .

9.2 After signing this contract , Party B has been informed of the asset status of the battery swap station that Party A has disclosed to Party B before the signing of this contract.

9.3 Party B has signed this contract and has been informed of the necessary conditions and procedures required for the operation of the power exchange station .

9.4 Party B promises to pay the transfer price and go through the handover procedures in accordance with the time agreed in this contract.

9.5 Strictly follow the obligations stipulated in this contract and handle all the affairs stipulated in this contract.

Article 10 Liability for breach of contract

10.1 If either party violates this agreement or makes it impossible to continue to perform this agreement , the breaching party shall compensate the observant party for all actual losses, including but not limited to litigation fees, attorney fees, preservation fees, preservation insurance fees, appraisal fees, and evaluation fees. , announcement fee, etc.

10.2 If during the performance of this contract, due to changes in laws, regulations and policies, the relevant licenses and qualifications cannot be handled, Party A and Party B shall first negotiate and adopt other methods to complete the acquisition of power station assets on the basis of this contract. And sign a supplementary agreement; if it cannot be resolved by other means, the contract will be terminated, and both parties will not be liable for breach of contract.

10.3 If Party B violates 2.3 of Article 2 Cooperation Contents of this Agreement , it shall compensate Party A for its economic losses, including but not limited to investment, available benefits, litigation fees, attorney fees, etc.

10.4 If Party A fails to pay within the time agreed in the contract, it shall pay 1 ‰ of the total overdue payment amount to Party B as a penalty every day; if Party A overdue payment exceeds 30 days, Party B shall have the right to terminate the contract and request Party A Compensation for corresponding losses.

10.5 If Party B fails to pay within the time agreed in the contract, it shall pay 1 ‰ of the total overdue payment amount to Party B as a penalty every day; if Party A overdue payment for more than 30 days, Party A has the right to terminate the contract and request Party B Compensation for corresponding losses.

10.6 Party A determines the repurchase and replacement of the power station according to the actual situation, and Party B shall not refuse or delay for any reason. If Party B refuses or delays, Party A has the right to unilaterally terminate the contract and requires Party B to compensate Party A for the breach of contract of 1 million yuan per station every year . The compensation period is 8 years.

10.7 If Party B fails to invest in the construction of the first batch of replacement power stations in accordance with the construction plan , Party B shall pay Party A 10,000 yuan for each day overdue . If overdue exceeds 30 days , Party A has the right to unilaterally terminate the contract and require Party B to bear the corresponding liability for breach of contract .

Article 11 Dispute Resolution and Force Majeure

11.1 In case of any disputes related to the agreement arising from the performance of the agreement, both parties shall first try their best to resolve them through consultation based on the principle of friendly negotiation. If the negotiation fails, both parties agree to submit the dispute to the people’s court where Party A is located for settlement.

11.2 In case of any force majeure event that is unforeseeable, uncontrollable or unavoidable by either party, either party or both parties cannot perform any of its contractual obligations, such obligations shall be suspended when the force majeure event exists, and the performance period of the obligations shall be automatically performed according to The suspension period is extended without penalty. The party or parties experiencing the force majeure shall provide the other party with appropriate proof of the occurrence of the force majeure and its duration within ten (10) days after the occurrence of the force majeure event, and shall use its best efforts to terminate the force majeure event to reduce the loss or prevent the expansion of the loss.

Article 12 Terms of Service

12.1 The contact information and contact information of the parties at the end of this contract are applicable to the communication between the two parties, the service of written documents and the service of legal documents during dispute resolution. If the contact information and contact information at the end are wrong or the change is not notified and cannot be delivered directly , it will be deemed delivered on the 7th day after delivery.

12.2 Change of delivery address

12.2.1 If you need to change the delivery address , you should notify the other party in writing 3 working days in advance, and the written notice should be delivered to the other party’s service address.

12.2.2 If a party changes its address in a civil lawsuit or arbitration, the party shall also perform the obligation of written notification to the court or arbitration institution.

12.2.3 After a party fulfills the obligation of notification of change in accordance with the above stipulations, its changed delivery address shall be the valid delivery address, otherwise its previously confirmed delivery address will still be the valid delivery address.

12.3 Legal consequences

12.3.1 Notices, agreements and legal documents are caused due to the inaccurate delivery address provided or confirmed by any party, the failure to perform the notification obligation in the aforesaid manner after the delivery address is changed, or the party or its designated recipient refuses to sign for receipt, etc. If all kinds of documents are not actually received by the party, if they are delivered by mail, the date of delivery shall be the date when the documents are returned; if they are delivered directly, the date shall be the date on which the sender records the situation on the receipt of service on the spot. for the date of delivery.

12.3.2 For the above-mentioned service address, the court and arbitration institution may directly deliver the document by mail. Even if the parties fail to receive the document served by the court or arbitration institution by mail, it shall be deemed to have been delivered due to the above-mentioned agreement.

Article 13 Others

13.1 This Agreement is valid for [ 8] years from the date of signing.

13.2 Without the written consent of the other party, Party A and Party B shall not transfer all or part of their rights and obligations under this Agreement to any third party.

13.3 If some clauses of this agreement are invalid, revoked or terminated, the validity of other clauses will not be affected, and other clauses will remain valid.

13.4 This agreement will take effect from the date when the legal representatives or authorized representatives of both parties sign and affix their official seals.

13.5 This Agreement is made in four original copies, and each party holds two copies, all of which have the same legal effect.

Signing date: 2021.6.22

Party A (signature and seal): Quanzhou Xinao Transportation Energy Development Co., Ltd.

Legal representative or authorized representative

contact details:

address:

Party B (signature and seal): Shanghai Youxu New Energy Technology Co., Ltd.

Legal representative or authorized representative

contact details:

Address: 2nd Floor, Block A, No. 88, North Zhangjiabang Road, Pudong New Area, Shanghai

Memorandum of Agreement on Battery-swap Station Cooperation Project

Party A: Quanzhou Xinao Transportation Energy Development Co., Ltd.

Party B: Shanghai Youxu New Energy Technology Youxu Company

This memorandum is dated Day17 MM12 2021 Year

Preface (in view of)

The two parties signed the “Agreement on Battery-swap Station Cooperation Project” (hereinafter referred to as the “Project Agreement”) for the project; both parties hope to record the current status of the project and other rights and obligations through the memorandum.

Based on the above facts, the parties hereby agree as follows:

1.	The commencement of the trial operation is subject to mutual agreement and written confirmation by both parties.

2.	Article 2.1.2 of the project agreement, regarding the compact substation leasing fee supplement: the two sides communicate and negotiate with each other in light of the actual situation of the construction site, the compact substation of the exhibition city station will be invested and constructed by Party A, and the compact substation leasing fee will be executed according to Article 2.1.2 of the project agreement; the compact substation of the other three stations will be invested and constructed by Party B, if Party A does not buy back, Party A will not charge the compact substation leasing fee of the three stations, and the rest of the fee will be executed according to Article 2.1.2 of the project agreement. The rest of the fees shall be executed in accordance with Clause 2.1.2 of the Project Agreement.

3.	Article 10.7 of the project agreement, supplementary on the issue of construction delay: the construction plan is not completed on time, and the two parties have communicated and reached an agreement on the reasons for the delay, and Party B can be exempted from the delay responsibility.

A.	Amendment of the memorandum

Amendments to the memorandum require written confirmation by both parties.

B.	Effectiveness and Termination of this Memorandum

This memorandum is effective when signed by both parties and will be terminated when the Cooperation Agreement on Battery-swap Station Project is terminated.

C.	other

This memorandum is made in duplicate, each party A and B shall hold one copy, and each copy has the same effect.

Party A:

Authorized Representative:

date:2021.12.17

Party B:

Authorized Representative:

date: 2021.12.17

Supplementary Agreement for Cooperation on Battery-swap Station Project

Party A: Quanzhou Xinao Transportation Energy Development Co., Ltd.

Social credit code: 913505025747422819

Party B: Shanghai Youxu New Energy Technology Co., Ltd.

Social credit code: 91310115MA1HBK8P4X

Given:

On June 28, 2021 , both parties signed the “Battery-swap Station Project Cooperation Agreement” (Contract No.: C ON02712021060003 ) (hereinafter referred to as the “original contract”), according to the content of the contract, Party B officially tested on January 15 , 2022 . Operate the exhibition city swap station and the Donghai swap station.

On February 18, 2022, due to the development and construction needs of the Fengze District Kechuang Business Center Plot Reconstruction Project, the Fengze District People’s Government of Quanzhou City, in accordance with relevant laws and regulations and the “House Expropriation Compensation and Resettlement for the Reconstruction Project in Donghai Houpu Area of Fengze District,” “Implementation Plan”, expropriate the Donghai gas station at the site owned by Party A and expropriate compensation according to the law, and the government requisition includes the Donghai power station project.

In order to ensure the rights and interests of both parties, according to the Civil Code of the People’s Republic of China and other relevant laws, the two parties shall allocate the amount and payment method for the expropriation of the Donghai Swap Station, the labor cost and electricity fee of the Donghai Swap Station and the Exhibition City Swap Station, The construction of the Dongxing power exchange station and the construction of the power exchange information platform shall be clarified, and this supplementary agreement shall be signed.

Clause I. payment for the expropriation of the Donghai Swap Power Station

1. Both Party A and Party B confirm that the Housing and Construction Bureau of Fengze District, Quanzhou City will collect compensation for the replacement equipment, box transformers, civil works, etc. which amounts to RMB 3,188,500, the compensation will be paid by the Donghai Sub-district Office of the People’s Government of Fengze District, Quanzhou City on (year) (month) to Party A.

2. Since Party A is mainly responsible for connecting the corresponding matters in the process of expropriation and compensation, and has paid a certain amount of labor and cost in the project, Party B voluntarily pays Party A RMB 298,000,000 in the compensation for the expropriation and relocation of the Donghai Swap Power Station..

3. According to Article 2.1 of the original contract, all income during the trial operation period shall be owned by Party B, and the operating costs shall be borne by Party B. Among them, the staff shall be provided by Party A, and each station shall be equipped with 4 persons. The labor cost shall be borne by Party B, amounting to RMB 6000 per person per month. During the trial operation period, the basic electricity fee shall be paid by Party A in advance, and the basic electricity fee shall be settled on a monthly basis. Party B shall pay Party A the basic electricity fee of the month in full within 3 working days after receiving the official invoice issued by Party A. After negotiation and agreement between the two parties, the labor cost of each station shall be calculated assuming each station is equipped with 2 staff. During the trial operation period, the Exhibition City and Dong Hai battery-swap stations have total labour costs of RMB 126000. As of the first ten days of June, the total electricity bill is RMB 106,887.28, and Party B agrees to the calculation method and results of the above charges (see the attachment for details).

4. In combination with the contents of Articles 2 and 3 of this agreement, both parties agree that after deducting the 298,000 yuan voluntarily paid by Party B, the labor cost advanced by Party A of 126,000 yuan, and the electricity fee advanced by Party A of 106,887.28 yuan, the remaining compensation amounting to 2,657,612.72 yuan shall be paid to Party B.

5. Payment method:

5.1 After this agreement takes effect, Party B shall issue corresponding bills to apply for payment to Party A. Party A shall pay the compensation fee which is 1,500,000 yuan within 10 working days after receiving the bills issued by Party B;

5.2 After Party B completes the construction of the Dongxing Power Station and meets the operating conditions after acceptance by both parties, Party A shall pay the remaining compensation which is 1,157,612.72 yuan within 10 working days after receiving the bills issued by Party B.

5.3 Transfer to the bank account designated by Party B by way of transfer:

Account name: Shanghai Youxu New Energy Technology Co., Ltd.

Account Bank: Bank of Shanghai Huangpu Sub-branch

Account opening number: 03004508296

6. Party B shall enter the construction of Dongxing Power Station within 5 natural days from the date of receiving the first payment from Party A and complete the construction and trial operation within 45 days.

7. Liability for breach of contract:

7.1 If Party A fails to pay at the time agreed in the contract, it shall pay Party B a penalty of 1‰ of the total final payment amount for each overdue day.

7.2 If Party B fails to complete the construction and trial operation within 45 natural days after receiving the first compensation payment of RMB 1,500,000 from Party A, Party A shall have the right to postpone the payment of the remaining compensation for each overdue day. In addition, Party B shall pay to Party A daily liquidated damages based on 1‰ of the final total payment amount, and Party A has the right to directly deduct the liquidated damages from the remaining compensation.

Clause II. Construction of power exchange information platform

1. Party B’s establishment of a complete and stable power exchange information platform is a precondition for the repurchase, and it shall be delivered to Party A for use during the repurchase.

2. The power exchange information platform includes but is not limited to the station control platform, mobile APP, WeChat public account, etc., and realizes functions such as scanning code for power exchange, online payment, site navigation, order inquiry, and background management.

3. If Party B fails to deliver the power exchange information platform in time and affects Party A’s repurchase, Party B shall be responsible for it. Party B shall pay Party A’s site rental fee according to the original contract terms from the end of the trial operation, and Party A can reserve the right to repurchase.

Clause III. Other

1. This agreement will become effective after it is signed by the legal representatives of Party A and Party B or their authorized representatives and stamped with the official seal.

2. This agreement is made in four original copies, each party A and B shall hold two copies, which have the same legal effect.

Party A: Quanzhou Xinao Transportation Energy Development Co., Ltd

Legal representative/authorization:

Date of signing: year month day

Party B: Shanghai Youxu New Energy Technology limited company

Legal representative/authorization:

Date of signing: 2022.8.10

Appendix:

Exhibit City and Donghai Swap Power Station’s specific cost details

serial number	site	project	time	Fee amount (yuan)	electricity consumption (kWh)	Remark
1	Donghai Swap Station	Labor cost	January 15, 2022 - February 14, 2022	12000
			February 15, 2022 - March 14, 2022	12000
			March 15, 2022 - April 14, 2022	12000
			April 15, 2022 - May 14, 2022	12000
			May 15, 2022 - May 30, 2022	6000
			Subtotal	54000
2	Donghai Swap Station	electricity bill	November 24, 2021 - November 30, 2022	744.45	741
			December 1, 2021 - December 31 , 2021	691.41	1108
			January 1, 2022 - January 31 , 2022	1579.45	2459
			February 1, 2022 - February 28 , 2022	3551.31	5878
			March 1, 2022 - March 31 , 2022	3015.75	4837
			April 1, 2022 - April 30 , 2022	1586.95	2525
			May 1, 2022 - May 22 , 2022	3771.89	6409
			May 23, 2022 - June 7, 2022	2003.38
			Subtotal	16944.59	23957
3	Exhibition City Swap Station	Labor cost	January 15, 2022 - February 14, 2022	12000
			February 15, 2022 - March 14, 2022	12000
			March 15, 2022 - April 14, 2022	12000
			April 15, 2022 - May 14, 2022	12000
			May 15, 2022 - June 14, 2022	12000
			June 15, 2022 - July 14, 2022	12000
			Subtotal	72000
4	Exhibition City Swap Station	electricity bill	July 19, 2021 - September 30, 2021	8352	14400	to the confirmation of electricity consumption by both parties
			October 1, 2021 - November 30, 2021	17017.2	29340
			December 1, 2021 - December 31, 2021	5975.78	16428
			January 1, 2022 - February 8, 2022	13650.12	27432
			February 9, 2022 - February 28, 2022	8904.47	16290
			March 1, 2022 - March 31, 2022	7662.31	15057
			April 1, 2022 - May 5 , 2022	7548.94	13902
			May 6, 2021 - June 5, 2022	20831.87	41646
			Subtotal	89942.69	174495
Total Amount				232887.28